                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  X

Filed by a party other than the registrant

Check the appropriate box:
  Preliminary proxy statement
X Definitive proxy statement
  Definitive additional materials
  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  LESCO, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  LESCO, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

X  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     Not Applicable

(2)  Aggregate number of securities to which transaction applies:
     Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable

(4)  Proposed maximum aggregate value of transaction:
     Not Applicable

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
     Not Applicable

(2)  Form, schedule or registration statement no.:
     Not Applicable

(3)  Filing party:
     Not Applicable

(4)  Date filed:
     Not Applicable

                                  LESCO, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 15, 1996

                                                                  APRIL 11, 1996

TO THE SHAREHOLDERS OF
LESCO, INC.:

   The annual meeting of the shareholders of LESCO, Inc., an Ohio corporation (the "Company") will be held at the offices of the Company, 20005 Lake Road, Rocky River, Ohio 44116 on Wednesday, May 15, 1996 at 9:30 a.m., local time, for the following purposes:

  1. To elect Directors, each to hold office for a one-year term and until his successor is elected and qualified.

  2. To consider and act upon a proposal to amend the 1992 Stock Incentive Plan (the "1992 Plan") to: (a) increase by 400,000 to 1,000,000 the aggregate number of Common Shares available for awards under the 1992 Plan and (b) permit the Committee (as defined in the 1992 Plan) to fix, in its discretion, the exercise period for options held by an employee subject to
     Section 16 of the Securities Exchange Act of 1934 following that employee's termination of employment with the Company.

  3. To consider and act upon a proposal to amend the 1987 Stock Option Plan (the "1987 Plan") to permit the Committee (as defined in the 1987 Plan) to fix, in its discretion, the exercise period for options held by an employee subject to Section 16 of the Securities Exchange Act of 1934 following that employee's termination of employment with the Company.

 4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 5, 1996 will be entitled to notice of and to vote at the meeting. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.


                                By Order of the Board of Directors,




                                PATRICIA W. PRIBISKO, Secretary

                                   LESCO,INC.

                                20005 LAKE ROAD
                            ROCKY RIVER, OHIO 44116


                                PROXY STATEMENT




                                                                  April 11, 1996


                              GENERAL INFORMATION


   This proxy statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") of LESCO, Inc., an Ohio corporation (the "Company"), to be held at the offices of the Company, 20005 Lake Road, Rocky River, Ohio, on Wednesday, May 15, 1996, at 9:30 a.m., local time, and at any adjournment thereof. This proxy statement and the accompanying notice and proxy, together with the Company's Annual Report to Shareholders for the year ended December 31, 1995, are first being sent to shareholders on or about April 11, 1996.

   The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of proxies will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Shares, without par value (the "Common Shares").

   If the enclosed proxy is properly executed and returned, the Common Shares represented thereby will be voted in accordance with any directions properly specified therein. If no directions are indicated, the Common Shares will be voted to elect the directors set forth under "Election of Directors" below and FOR proposals One and Two. A shareholder's presence alone at the Annual Meeting will not operate to revoke that shareholder's proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing or in open meeting.

   The close of business on April 5, 1996, has been fixed as the record date for the determination (the "Record Date") of shareholders entitled to notice of and to vote at the Annual Meeting. At that time, the Company's voting securities outstanding consisted of 7,986,088 Common Shares, each of which is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of persons entitled to vote a majority of the Common Shares outstanding will constitute a quorum for the conduct of all business to be considered at the annual meeting.

                             ELECTION OF DIRECTORS

   The Code of Regulations of the Company (the "Code") fixes the number of Directors at nine but authorizes the Board of Directors to increase or decrease the number of Directors by not more than two. The Code also authorizes the Board of Directors to fill any vacancy by the affirmative vote of a majority of the Directors then in office. The Board increased the number of directors from nine to eleven. Each Director elected serves until the next annual meeting and until his successor is elected and qualified.

   The Board of Directors of the Company, through the Nominating Committee, has nominated the eleven persons listed below for election as Directors. If any nominee declines or is unable to serve (which the Board of Directors has no reason to expect), the persons named in the accompanying Proxy intend to vote for the balance of those nominees named, and, if they deem it advisable, for a substitute nominee.

   The following table sets forth information with respect to each nominee:


- ---------------------------------------------------------------------------------------------------------------
                                                                                                DIRECTOR
                                                                                                CONTINUOUSLY
NAME                             AGE       POSITION                                             SINCE
- ---------------------------------------------------------------------------------------------------------------
William A. Foley                 48        Chairman of the Board of                             1993
                                           Directors, President and
                                           Chief Executive Officer

Robert F. Burkhardt              59        Consultant and Director                              1963


Paul H. Carleton                 48        Director                                             1984

David H. Clark                   67        Director                                             1985

Karl E. Ware                     69        Director                                             1987

F. Leon Herron, Jr.              74        Director                                             1991

Stanley M. Fisher                68        Director                                             1994

Drexel Bunch                     51        Director                                             1995

J. Martin Erbaugh                47        Director                                             1995

Michael J. FitzGibbon            30        Director                                             1996

Lee C. Howley                    48        Director                                             1996


                 William B. Nicol served on the Board of Directors from 1984 until his resignation on September 30, 1995. Following his resignation from the Board, Mr. Nicol became a Director Emeritus and attends Board meetings but does not vote.

                 During 1995, the Board of Directors of the Company met on seven occasions. No director attended less than 75% of the meetings of the Board of Directors and committees of which he was a member held during 1995.

                 The Company has a Finance Committee that reviews, with the Company's independent auditors, the audit plans, the results of the audit engagement and the adequacy of the Company's internal accounting controls. The Finance Committee, which prior to March 3, 1995 consisted of William B. Nicol, Chairman, Paul H. Carleton, and David H. Clark and since March 3, 1995 has consisted of Paul H. Carleton, Chairman, William B. Nicol (until his resignation from the Board on September 30, 1995), Daniel G. Dunstan (until his resignation from the Board on November 30, 1995), and Stanley M. Fisher, met two times during 1995.

                 The Company has a Compensation and Governance Committee which is responsible for determining executive compensation and administering the Company's compensation plans. The Compensation and Governance Committee, which prior to March 3, 1995 consisted of David H. Clark, Chairman, Paul H. Carleton, F. Leon Herron, Jr., and Karl E. Ware, and since March 3, 1995 has consisted of J. Martin Erbaugh, Chairman, David H. Clark, Drexel Bunch and Stanley M. Fisher, met two times during 1995.

                 The Nominating Committee prior to March 3, 1995 consisted of Karl E. Ware, Paul H. Carleton and William A. Foley, and since March 3, 1995 has consisted of William A. Foley, Chairman, Daniel G. Dunstan (until his resignation from the Board on November 30, 1995), Robert F. Burkhardt and David
H. Clark. The Nominating Committee nominates candidates for election to the Board of Directors and will consider suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as Directors. The Nominating Committee met one time during 1995.

                  Ohio law provides that if notice in writing is given by any shareholder to the President or a Vice-President or the Secretary of the Company not less than forty-eight hours before the time fixed for holding the Annual Meeting, which states that the shareholder desires that the voting for the election of Directors be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, then each shareholder will have cumulative voting rights in the election of directors.
If cumulative voting is invoked: (i) each shareholder will be entitled to cast an aggregate number of votes in the election of Directors determined by multiplying the number of persons to be elected by the number of shares the shareholder holds as of the Record Date and to distribute such votes among nominees in any fashion the shareholder sees fit; and (ii) unless express contrary instructions are given therein, a proxy in the enclosed form will include discretionary authority to cumulate votes and distribute them among persons nominated by the Board of Directors in such fashion as the proxies believe will maximize the number of such nominees elected. If cumulative voting is not invoked, each shareholder will be entitled to cast for each of eleven nominees up to that number of votes that equals the number of shares held by him as of the Record Date. The eleven nominees receiving the greatest number of votes will be elected. Submission of a Proxy withholding authority from a nominee or a broker non-vote has the effect of failing to vote for such nominee but does not otherwise act as a vote "against" such nominee.

                 BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

                 William A. Foley joined the Company in July 1993 as President, Chief Executive Officer and a director. He was elected Chairman of the Board of Directors in October 1994, following the death of James I. FitzGibbon. Mr. Foley was President and Chief Executive Officer of Imperial Wallcoverings, Inc., a wallpaper producer and a subsidiary of Collins & Aikman, Inc., from October 1990 until February 1993. From January 1988 to October 1990, Mr. Foley was Vice President and General Manager of The Scotts Company Consumer Business Group, a producer and marketer of turf care products. Mr. Foley was Vice President and General Manager of Rubbermaid Specialty Products Division, a producer of rubber and plastic products, from 1984 to 1988, and was Vice President - Sales and Marketing for Anchor Hocking Corporation, a producer of glass products from 1970 to 1984. Mr. Foley is also a director of Alltrista Corporation, a consumer and industrial products manufacturing company, Associated Estates Realty Corporation, a real estate investment trust, and Libbey, Inc., a producer of glass products.

                 Robert F. Burkhardt has served as a consultant to the Company since July 1994 and as a director since 1963. He is a co- founder of the Company and served as Vice Chairman from January 1987 to June 1994. Mr. Burkhardt served as President of the Company from May 1984 to January 1987, and as Vice President from 1963 to May 1984.

                 Paul H. Carleton has been a director of the Company since May 1984. Since January 1993, Mr. Carleton has been Managing Director of, and a principal in, Carleton, McCreary, Holmes & Co., an investment banking firm located in Cleveland, Ohio, specializing in mergers, acquisitions and public and private financings. From July 1989 through December 1992, Mr. Carleton was President, and a principal in, The Carleton Group, an investment banking firm located in Cleveland, Ohio. Prior thereto, Mr. Carleton was a Managing Director of McDonald & Company Securities, Inc., a Cleveland investment banking firm. Mr. Carleton is a director of University Hospitals of Cleveland, a major teaching hospital, and Bluecoats, Inc., an organization devoted to the welfare of families of Cuyahoga County safety forces employees who lost their lives in the line of duty.

                 David H. Clark has been a director of the Company since December 1985. Mr. Clark was President of McLouth Steel Products Corp. from 1986 to 1988 and is now retired. From 1984 to 1985, Mr. Clark was a Vice President of L.T.V. Steel Company, Inc., and President of its Bar Division. He had also been Executive Vice-President--Steel Group for Republic Steel Corporation prior to the merger of Republic and L.T.V. in 1984.

                 F. Leon Herron, Jr. has been a director of the Company since June 1991. Mr. Herron was employed by O.M. Scott & Sons, Inc., a producer and marketer of turf care products, prior to his retirement in 1983, and served as President from 1966 to 1983 and Chairman from 1971 to 1983.

                 Karl E. Ware has been a director of the Company since March 1987. Mr. Ware is currently Chairman and Chief Executive Officer of Ware Industries, Inc., a wire bending company. Prior to his retirement in 1986, Mr. Ware was employed by White Consolidated Industries, Inc., where he served as Vice Chairman and Chief Administrative Officer from 1984 to 1986 and Senior Executive Vice President and Chief Operating Officer from 1976 to 1984. He is a director of Lubrizol Corporation, a specialty chemical manufacturer; Oatey Co., a plumbing and aftermarket automotive supplier; Pioneer Standard Electronics, Inc., a national distributor of industrial electronics; and Acme-Cleveland Corporation, a diversified manufacturer and supplier of industrial and telecommunications products.

                 Stanley M. Fisher was the Company's outside counsel from 1975 to December 1994, and has been a director of the Company since December 1994. He is Of Counsel with the Cleveland, Ohio law firm Arter & Hadden. Mr. Fisher has been a member of the National Conference of Commissioners on Uniform State Laws since 1983. He was appointed in 1994 by the President of the United States to the Federal Service Impasses Panel. He is a past National President of the Federal Bar Association and serves as an Adjunct Professor of Law at The Cleveland-Marshall College of Law of Cleveland State University, Cleveland, Ohio.

                 Drexel Bunch has been a director since March 1995. Mr. Bunch has been employed by Nordson Corporation, a producer and marketer of industrial equipment along with software and application technologies, since 1983, where he has been Vice President, Manufacturing, since 1985. Prior to that, Mr. Bunch held the positions of Vice President of Quality and Productivity and Director of Quality Assurance. Prior to joining Nordson Corporation, Mr. Bunch was employed for more than 16 years by the Ford Motor Company.

                 J. Martin Erbaugh has been a director since March 1995. Mr. Erbaugh is an attorney who has had 17 years of management experience in the lawn care industry as President of Lawnmark, a lawn care company. Currently, he is President of J.M. Erbaugh Co., a private investment firm, and President of Coer Inc., a real estate development firm. He is a director of Barefoot, Inc., a national lawn care company; a director of Morgan Fun Shares, Inc., a closed-end investment company; and a director of Morgan Bank, NA, a national bank. He is Founder, a past President and Director of The Professional Lawn Care Association of America. He is a trustee of the Burton D. Morgan Foundation and the Ohio Police and Firemen's Pension and Disability Fund.

                 Michael J. FitzGibbon has been a director since March 1, 1996. Mr. FitzGibbon is currently a Ph.D. candidate in the Social Policy History Program at Case Western Reserve University. He received an M.A. from the University of Kentucky in 1991 and a B.A. from Miami University in 1988. Mr. FitzGibbon is currently a limited partner in the FitzGibbon Family Partnership which undertakes business and venture capital opportunities. Mr. FitzGibbon has had extensive experience working in the nonprofit sector. From 1991-1993, Mr. FitzGibbon served on the Executive Board of the Ohio Council for Social Studies. Mr. FitzGibbon currently serves as a trustee of the Diabetes Association of Greater Cleveland. Mr. FitzGibbon has been the recipient of several major fellowships. In 1995, he was a John D. Rockefeller III Fellow at the Yale University Program on Non-Profit Organizations. During the 1993-94 academic year, Mr. Fitzgibbon was a Doctoral Fellow at the Indiana University Center on Philanthropy.

                 Lee C. Howley has been a director since March 1, 1996. Mr. Howley has been a principal in the construction, financing and operation of health care related real estate and in telecommunications systems. He has served in leadership capacities for a number of civic organizations. From 1994 to 1995, Mr. Howley represented the United States at the United Nations as the Country's Public Delegate, at the request of President Clinton. Since 1981, Mr. Howley has served as President of Howley & Company, a real estate development and management company; since 1987, he has served as Chairman of Coast Management Company, a real estate cleaning company; and since 1995, he has served as Principal of Howley & Leroux Health Services, a consulting company for the merger, affiliation and acquisition of health care providers. He was founder and a general partner of North Coast Cable, Ltd., a cable television company servicing Cleveland, Ohio, from 1981 to 1994. Mr. Howley is a director of Boykin Management, a hotel and restaurant management company, and DMI, a provider of consulting services to the health care industry.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

                           Summary Compensation Table
                           --------------------------

                 The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company's other five most highly compensated officers (the "Named Executive Officers") during or with respect to the fiscal years ended December 1995, 1994 and 1993 for services in all capacities to the Company.



- ----------------------------------------------------------------------------------------------------------------------------
                                                                                            Long-Term
                                                             Annual Compensation          Compensation(1)
                                                                                             Awards
- ----------------------------------------------------------------------------------------------------------------------------

                                                                                                               All Other
                                           Fiscal          Salary            Bonus           Options         Compensation(1)
 NAME AND PRINCIPAL POSITION                Year            ($)               ($)         (# of shares)           ($)
 ---------------------------               ------         -------           -------       -------------      ------------
 William A. Foley,                          1995          275,000              -               4,000              7,924
 Chairman of the Board, President           1994          275,000              -               4,000              6,358
 And Chief Executive                        1993(2)       139,615              -             300,000                615
 Officer

 Daniel G. Dunstan,                         1995(3)       177,885              -               4,000              9,274
 Executive Vice-President                   1994          182,000              -               4,000              8,015
 Chief Operating Officer,                   1993          184,692           15,000(4)          9,000             11,422
 Chief Accounting and
 Financial Officer and Secretary

 John M. Freise(5),                         1995           67,315              -              10,000                973
 Vice President, Service Centers

 Philip R. Gardner,                         1995          145,000              -               4,000              5,363
 Vice President, Lawncare Sales and         1994          145,000              -               4,000              5,771
 National Accounts                          1993          147,500              -               9,000              5,027

 C. Thomas Smith(6),                        1995          127,200              -               4,000              5,453
 Vice President, Operations

 Michael A. Sotak(6),                       1995          146,440              -               4,000              8,563
 Vice President, Marketing
- ----------------------------------------------------------------------------------------------------------------------------

(1) Reflects (i) the Company's contributions to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust and (ii) reimbursement for medical expenses pursuant to an insurance program.

(2) Mr. Foley was first employed by the Company effective July 1, 1993, and the salary reported for fiscal year 1993 reflects the period July 1 through December 31, 1993.

(3) Mr. Dunstan resigned from his position and from the Board of Directors effective November 30, 1995. Mr. Dunstan currently provides consulting services to the Company.

(4) Reflects payment of a bonus in connection with increased services rendered during the Company's search for a new president and chief executive officer.

(5) Mr. Freise was first employed by the Company effective September 11, 1995, and the salary for fiscal year 1995 reflects the period September 11 through December 31.

(6) Mr. Smith and Mr. Sotak both joined the Company in 1994 and became executive officers in 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                 The following table sets forth the stock options granted during the year ended December 31, 1995 to the Named Executive Officers.

                                                                                 Potential Realizable
                                                                            Value at Assumed Annual Rates
                                                                              of Stock Price Appreciation
                  Individual Grants                                                  For Option Term(1)
- --------------------------------------------------------------------        ------------------------ -----

                                   % of Total
                                    Options
                                   Granted to  Exercise
                      Options     Employees in   Price     Expiration
Name                 Granted(2)    Fiscal Year  ($/sh)        Date        0%($)         5%($)         10%($)
- ----                 -------      ------------  ------        ----        -----         -----         ------
William A. Foley       4,000           2.8      15.625      4/17/05         0           39,300         99,600
Daniel G. Dunstan      4,000           2.8      15.625      4/17/05         0           39,300         99,600
John M. Freise        10,000           7.0      14.000      9/11/05         0           88,000        223,100
Philip R. Gardner      4,000           2.8      15.625      4/17/05         0           39,300         99,600
C. Thomas Smith        4,000           2.8      15.625      4/17/05         0           39,300         99,600
Michael A. Sotak       4,000           2.8      15.625      4/17/05         0           39,300         99,600
- ----------------------------------------

(1) Amounts have been calculated using the exercise price per share at assumed compound annual rates of stock appreciation from the date of grant to the date of expiration of 0%, 5% and 10% respectively.

(2) The options were granted pursuant to the Company's 1992 Stock Incentive Plan. The options became fully exercisable on December 31, 1995. None of the options include "reload" or tax reimbursement features.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                 The following table sets forth information for each Named Executive Officer with regard to the aggregate stock options exercised during the year ended December 31, 1995, and the stock options held as of December 31, 1995.

                                                                                            Value of Unexercised
                                                                                                in-the-Money
                                                         Number of Unexercised                   Options at
                                                           Options at FY-End                     FY-End($)(2)
                                                     -----------------------------      ------------------ ---------

                 Shares Acquired        Value
Name              On Exercise(#)    Realized ($)(1)  Exercisable     Unexercisable       Exercisable    Unexercisable
- ----              --------------    ------------     -----------     -------------       -----------    -------------
William A. Foley      1,840           10,892            101,960           180,000           492,553          900,000
Daniel G. Dunstan     3,900           30,050             41,000                 0           207,070                0
John M. Freise            0                0             10,000                 0            10,000                0
Philip R. Gardner         0                0             26,000                 0            51,030                0
C. Thomas Smith           0                0              6,000                 0                 0                0
Michael A. Sotak          0                0              7,000                 0                 0                0
- -----------------------------------

(1) Market value of underlying securities at exercise, minus the exercise price of $9.333 for William A. Foley and $6.417 for Daniel G. Dunstan.

(2) Market value of underlying securities at December 31, 1995 of $15.00 minus the exercise price.

COMPENSATION OF DIRECTORS

                 The Company pays all Directors who are not employees a retainer of $12,000 per year, $750 per Board meeting attended and $1000 for the chairman of a committee and $750 for each member for each committee meeting attended (other than those held on the same day as a Board meeting). Directors Emeritus are paid a retainer of $6,000 per year and $375 per Board meeting attended.

              REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEE

                 The Compensation and Governance Committee of the Board of Directors (the "Compensation Committee") was responsible for determining compensation paid to the Company's executive officers during 1995. The Compensation Committee's members are J. Martin Erbaugh (Chairman), David H. Clark, Drexel Bunch and Stanley M. Fisher. This report describes the Compensation Committee's executive compensation philosophy and the policies and actions of the Compensation Committee in fiscal 1995 in considering compensation of the executive officers of the Company, including the Named Executive Officers.

                 The basic philosophy of the Compensation Committee is to provide compensation to the executive officers in a manner that (1) relates total compensation appropriately to corporate performance and the individual performance of each executive officer, (2) motivates the executive officers to achieve increased shareholder value, and (3) aligns the interests of the executive officers with the long-term interests of the Company's shareholders.

                 The Compensation Committee also intends to provide compensation to the executive officers at a level consistent with compensation available to executives with similar responsibilities at companies of similar size in order to continue to attract and retain key executives. The Compensation Committee has set base pay at levels slightly below the levels at those companies and to set overall pay (base salary plus annual incentives plus long-term incentives) at levels slightly above the levels at those companies.

                 The Compensation Committee has reviewed the Company's compensation levels in connection with Section 162(m) of the Internal Revenue Code, as amended, and, at this time, does not foresee exceeding the $1 million deduction limitation for any executive officer.

                 For fiscal 1995, the Compensation Committee reviewed the performance of management in connection with the considerations discussed below.

                 BASE SALARY. Base salaries are set in accordance with the Compensation Committee members' collective experience and perception of the compensation paid to executives with similar responsibilities in companies of similar size. In this context, the Compensation Committee reviews management compensation reports, has used outside compensation consultants and considers publicly available information concerning the peer group identified on page 10 (the "Peer Group") and concerning other competitors of, and other companies of similar size to, the Company that are not included in the Peer Group. Adjustments are made for individual performance, levels of experience and the level of responsibility undertaken.

                 ANNUAL INCENTIVES. The Compensation Committee established a Management Incentive Plan (the "Incentive Plan") in fiscal 1994 to enable the Company to reward achievement of the objectives outlined in the Company's Strategic Plan. The financial criteria used to measure achievement of these objectives for fiscal 1995, as set forth in the Incentive Plan, were earnings per share, total sales, net income, Common Share price and return on assets. While the Company outperformed both the NASDAQ Industrial Index and its Peer Group in shareholder value and growth, it did not achieve all of the Incentive Plan objectives in 1995 and no Incentive Plan payout was made.

                 LONG-TERM INCENTIVES. The Company has an equity-based award plan that provides for awards of share options, restricted shares, share appreciation rights, limited share appreciation rights and performance units. This plan is designed to create long-term incentives that align the interests of the Company's shareholders and its management. The plan is available to midlevel and senior Company officers and executives who are responsible for the Company's long-term growth. In 1995, each Named Executive Officer was granted options to purchase 4,000 Common Shares. The Compensation Committee believes that option grants should continue to provide eligible employees a proprietary and vested interest in the growth and performance of the Company, and does not specifically consider the number of options held by an employee in making an award.

                 CHIEF EXECUTIVE OFFICER COMPENSATION. The Company's compensation philosophy for its Chief Executive Officer is based on the principles of corporate and individual performance set forth above. The Company has an employment agreement with William A. Foley, its Chairman of the Board, President and Chief Executive Officer (the "Agreement"), which was entered into in July 1993. Pursuant to the Agreement, Mr. Foley receives annual compensation of $275,000, which was targeted as described in the third paragraph of this report. Mr. Foley's annual compensation may be increased in accordance with performance standards established by the Compensation Committee and approved by the Board of Directors from time to time. The Compensation Committee increased Mr. Foley's annual compensation by $25,000 to $300,000 effective January 1, 1996. Under the Agreement, Mr. Foley was granted options to purchase up to 300,000 Common Shares. These options vest at the rate of 20% per year over a five-year period beginning June 30, 1994. The below-market per share exercise prices of $9.33 for the first 60,000 Common Shares and $10.00 per share for the remaining 240,000 Common Shares were set in lieu of additional cash compensation and to provide Mr. Foley an enhanced proprietary and vested interest in the future growth and performance of the Company. As stated above under "LONG-TERM INCENTIVES," Mr. Foley was also granted options during 1995 to purchase 4,000 Common Shares under the Company's equity-based award plan.

                                           The Compensation Committee
                                                   J. Martin Erbaugh, Chairman
                                                   David H. Clark
                                                   Drexel Bunch
                                                   Stanley M. Fisher

                            PERFORMANCE COMPARISON

                 The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1990 in each of (i) the Company's Common Shares, (ii) the NASDAQ Industrial Index, and (iii) a fund investing proportionately, based on respective market capitalization, in the common stocks of the group of companies which the Company has identified as its peer group solely for this purpose.

                  1990            1991            1992            1993            1994            1995
                  ----            ----            ----            ----            ----            ----
LESCO           $ 100.00        $ 174.46        $ 230.39        $ 327.85        $ 265.14        $ 315.03
NASDAQ          $ 100.00        $ 164.75        $ 178.53        $ 191.31        $ 185.19        $ 237.58
PEER GROUP      $ 100.00        $ 122.28        $ 138.54        $ 162.03        $ 149.29        $ 162.90

                 The Company is engaged in the manufacture and marketing of an extensive line of golf course and lawn care products. These products include fertilizers, turf protection products, grass seed, turf care equipment, replacement parts and golf course accessories. In reviewing published industry and line of business indexes, the Company has not identified an index which portrays the Company's line of business. The Company competes with national suppliers that market strictly fertilizers, turf protection products or equipment directly to the end users. The Company also competes with numerous privately held regional and local suppliers which offer a more diverse line of turf care products than do the national suppliers. LESCO believes it is the only national, publicly held company that supplies a full range of products to the turf industry and sells directly to the end user.

                 Therefore, for purposes of preparing the above graph, LESCO has selected a peer group of publicly held companies as follows:

    .    Toro Company - Manufactures lawn maintenance equipment.

    . General Host - Operates a chain of specialty retail stores devoted to the sale of lawn and garden products, craft and Christmas merchandise.

    . Ringer Corp. - Develops and sells environmentally compatible lawn, garden and turf products.

    . The Scotts Company - Manufactures and markets consumer do-it-yourself lawn care and professional golf course turf care products. (Scotts commenced trading on NASDAQ in 1992 and is included in the peer group index only after December 31, 1992.)

         The above list represents publicly held companies that manufacture or market turf care related products. The Company intends to add to this peer group list as additional publicly held companies are identified.

                    PROPOSAL ONE:  TO APPROVE AMENDMENTS TO
                   THE LESCO, INC. 1992 STOCK INCENTIVE PLAN

PROPOSED AMENDMENTS TO THE PLAN

         The number of shares currently available for grant of Awards under the 1992 Stock Incentive Plan (the "1992 Plan") is 94,158 shares. The Board of Directors has determined that this number is insufficient to maintain the 1992 Plan as an incentive device and has therefore adopted and proposed for shareholder approval this proposal to increase by 400,000 to 1,000,000 the aggregate number of Common Shares available for awards under the 1992 Plan.

         In addition, the Board has proposed that the 1992 Plan be amended to permit the Committee (defined in the 1992 Plan) to fix, in its discretion, the exercise period for options held by an employee subject to Section 16 of the Securities Exchange Act, as amended (the "1934 Act"), following that employee's termination of employment with the Company. This amendment will allow the Committee greater flexibility in establishing severance compensation arrangements with employees. Currently, any vested unexercised options held by an employee upon termination must be exercised within three months of that termination or be forfeited.

DESCRIPTION OF THE PLAN

         PURPOSE

         The 1992 Plan was adopted in May 1992, and its purpose is to encourage selected employees of the Company and its subsidiaries and directors who are not members of the Compensation and Governance Committee of the Company (the "Committee") to acquire a proprietary and vested interest in the growth and performance of the Company, and thus generate an increased incentive to contribute to the Company's future success and prosperity.

         The 1992 Plan permits the granting of (1) Options to purchase Common Shares which are either "Non-Statutory Stock Options" not intended to qualify for special tax treatment under the Internal Revenue Code of 1986 as amended (the "Code"), or Options which are intended to qualify as "Incentive Stock Options" under the Code, (2) SARs either in conjunction with Options or separately, (3) Restricted Stock Awards, (4) Stock Awards, and (5) Performance Shares. All employees of the Company and its subsidiaries are eligible to be participants in the 1992 Plan. In addition, the 1992 Plan provides for the grant of Options to directors of the Company who are not employees of the Company or any of its subsidiaries and do not serve on the Committee.

         ADMINISTRATION

         The 1992 Plan is administered by the Compensation and Governance Committee of the Board of Directors which consists of not less than three Board members, all of whom are ineligible to participate in the 1992 Plan while they so serve and are "disinterested persons" (within the meaning of the rules promulgated under Section 16(b) of the 1934 Act). The Committee has full authority to select the individuals to whom Awards are granted, to determine the type and amount of Award(s) to be granted to each participant, to determine the terms and conditions of Awards granted, to establish rules and regulations for the administration of the 1992 Plan, and to determine the terms and conditions of agreements which are entered into with participants conforming to the provisions of the 1992 Plan. Option agreements set forth the number of Common Shares that are subject to the Option, the type of Option granted, the Option Price to be paid upon exercise, the manner in which the Option is to be exercised, the Option period, and such other terms as may be approved by the Committee.

         SHARES SUBJECT TO THE 1992 PLAN

         The total shares available under the 1992 Plan for the grant of awards is limited to 400,000, and the number of shares currently available for awards is 94,158.

         The number of Common Shares which remain available for grant pursuant to the 1992 Plan and Common Shares subject to outstanding Awards will be appropriately and proportionately adjusted to reflect changes in the Company's capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, and recapitalizations.

         As of April 4, 1996, the closing price of the Common Shares on the NASDAQ National Market System was $15.125.

         OPTIONS

         For Options granted to employees under the 1992 Plan, the Option Price per share is 100% of the Fair Market Value of Common Shares on the date of grant. The Option Price per Common Share under an Incentive Stock Option is determined by the Committee at the time of grant and will be not less than 110% of the Fair Market Value of the Common Shares at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. Payment of the Option Price upon exercise of an Option may be made in cash, Common Shares, or a combination, as set forth in the Option agreement. The purchase price per share under outstanding Options will also be appropriately adjusted to reflect capitalization changes, or other changes in corporate structure affecting the Common Shares.

         The term of each Option is fixed by the Committee, except that Incentive Stock Options will not be exercisable after ten years from the grant date, or five years in the case of a participant who at the date of grant owns shares possessing more than 10% of the voting power of the Company. The grant and terms of Incentive Stock Options will be limited to the extent required by the Code. The Committee will determine the time or times at which, and the conditions under which, each Option may be exercised. Generally, Options will not be exercisable prior to six months following the date of grant. The Committee may provide that Options may be exercisable only in installments and the Committee may waive such installment exercise provisions.

         If the Option Price of any Option granted to a participant under the 1992 Plan is paid in whole or in part by surrendering Common Shares already owned by the optionee, there will automatically be granted, when the Committee next otherwise grants Options to employees generally, a "reload" or "replacement" Option for the number of Common Shares surrendered. Common Shares acquired upon the exercise of a "reload" or "replacement" Option may not be sold or otherwise transferred while the holder is an employee or director of the Company, but may be used to pay the Option Price of other Options granted under the 1992 Plan.

         All outstanding Options will become exercisable with respect to 100% of the subject shares upon the occurrence of a Change in Control, except that no Option may be exercised prior to six months from the date of grant. Options granted under the 1992 Plan are not assignable or transferrable other than by inheritance.

         STOCK APPRECIATION RIGHTS

         SARs may be granted pursuant to the 1992 Plan separately or in tandem ("Tandem SARs") with other Awards. SARs related to stock Options may be granted when the Option is granted, and with respect to Non-Statutory Options, also may be granted at any time before exercise or expiration of the Option. Tandem SARs terminate upon the termination or exercise of the related Option subject to such provisions as the Committee may specify at grant if an SAR is granted with respect to less than the full number of shares covered by the related Option. Upon exercise of an SAR, the holder receives payment from the Company in an amount equal to the excess of the then Fair Market Value of the Common Shares covered by the SAR over the Option or grant price of the SAR.
The Committee may impose such conditions or restrictions on the exercise of any SAR as it deems appropriate from time to time. SARs granted under the 1992 Plan are not assignable or transferrable other than by inheritance.

         Tandem SARs are exercisable only at such time or times and to the extent that the Options to which they relate are exercisable, and SARs granted separately are exercisable as the Committee may determine, provided that an SAR granted to a participant subject to Section 16(b) of the 1934 Act subsequent to the grant of the related Option is not exercisable during the first six months of its term, except in the event of death or disability of the optionee prior to the expiration of the six-month period. The exercise of SARs held by participants subject to Section 16(b) of the 1934 Act are made only in accordance with the "window period" provisions of Rule 16b-3, to the extent applicable.

         The Committee may also grant "Limited" SARs that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited SARs shall be settled solely in cash. The Committee may also provide that, in the event of a Change in Control, the amount to be paid upon the exercise of an SAR or Limited SAR shall be based on the Change in Control price, subject to such terms and conditions as the Committee may specify at grant.

         RESTRICTED STOCK AWARDS

         Restricted Stock Awards may be granted pursuant to the 1992 Plan either separately or in conjunction with other Awards. Common Shares covered by Restricted Stock Awards may not be sold, pledged, assigned, or otherwise transferred or encumbered by the recipient, except by will or by the laws of descent and distribution, until termination of the restrictions applicable to the Award, which are established by the Committee and need not be the same for each Award. However, during the Restriction Period, recipients have full voting rights and are entitled to dividends relating to such Common Shares.

         Stock dividends issued with respect to restricted stock shall be treated as additional shares of restricted stock that are subject to the same restrictions and other terms and conditions that apply to the restricted stock with respect to which such dividends are issued. If an employee ceases to be employed before the end of the Restriction Period, all Common Shares subject to restriction will be forfeited to the Company, except that in the event of retirement, permanent disability, death, or in cases of special circumstances, the Committee is permitted to waive or accelerate all or part of any remaining restrictions.

         STOCK AWARDS

         Awards of Common Shares may be granted under the 1992 Plan either separately or in conjunction with other Awards. The Committee has complete authority as to the employees to whom Stock Awards will be granted, the number of Common Shares to be awarded, and all terms and conditions of each Award.

         PERFORMANCE SHARES

         Performance Share Awards may be granted under the 1992 Plan either separately or in conjunction with other Awards. The Committee has complete authority to select the employees to whom Performance Shares shall be awarded, the number of shares to be awarded, and all the terms and conditions of each Award.

         Each Performance Share will be deemed to be equivalent to one share. The value of each Performance Share at the time of its grant is zero. The value of each Performance Share shall, at the end of each fiscal year of the Company, be increased or decreased (but in no event below zero) by an amount equal to the increase or decrease in the Fair Market Value of one Common Share of the Company, plus amounts equal to dividends payable in cash or property paid from time to time on each issued and outstanding share of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

         With respect to nonqualified stock options, in general, for federal income tax purposes under present law:

                 (i) The grant of a nonqualified stock option, by itself, will not result in income to the optionee.

                 (ii) Except as provided in (v) below, the exercise of a nonqualified stock option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option price.

                 (iii) Except as provided in (v) below, the tax basis of the shares acquired upon exercise of a nonqualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

                 (iv) No deduction will be allowable to the employer corporation upon the grant of a nonqualified stock option but, upon the exercise of a nonqualified stock option, a deduction will be allowable to the employer corporation at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such option if the employer corporation deducts and withholds appropriate federal withholding tax.

                 (v) With respect to the exercise of a nonqualified stock option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares; the tax basis of such excess shares will be equal to the fair market value of such shares at the time of exercise; and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

         With respect to incentive stock options, in general, for federal income tax purposes under present law:

                 (i) Neither the grant nor the exercise of an incentive stock option, by itself, will result in income to the optionee; however, the excess of the fair market value of the shares at the time of exercise over the option price is (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) includable in alterative minimum taxable income which may, under certain circumstances, result in an alterative minimum tax liability to the optionee.

                 (ii) If the shares acquired upon exercise of an incentive stock option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (v) below, is the option price.

                 (iii) Except as provided in (v) below, if the shares acquired upon the exercise of an incentive stock option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee (a "disqualifying disposition"):

                          (a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

                          (b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

                          (c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

                 (iv) No deduction will be allowed to the employer corporation with respect to incentive stock options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

                 (v) With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the optionee in shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time; such excess shares will be considered incentive stock option stock with a zero basis; and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of in a disqualifying disposition, the optionee will be treated as first disposing of the shares with a zero basis.

         Approval of this Proposal requires the affirmative vote of the holders of a majority of the Common Shares represented at the meeting, in person or by proxy. Abstentions will have the same effect as a vote against approval of this Proposal, and broker non-voters will not affect the outcome of the vote. If the Proposal is approved by the shareholders, the 1992 Plan will be amended effective immediately.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



                   PROPOSAL TWO:  TO APPROVE AN AMENDMENT TO
                     THE LESCO, INC. 1987 STOCK OPTION PLAN


PROPOSED AMENDMENT TO THE PLAN

         The Board has proposed that the 1987 Stock Option Plan (the "1987 Plan") also be amended to permit the Committee (defined in the 1987 Plan) to fix, in its discretion, the exercise period for options held by an employee subject to Section 16 of the Securities Exchange Act, as amended (the "1934 Act"), following that employee's termination of employment with the Company. This amendment will allow the Committee greater flexibility in establishing severance compensation arrangements with employees. Currently, any vested unexercised options held by an employee upon termination must be exercised within three months of that termination or be forfeited.

DESCRIPTION OF THE PLAN

         PURPOSE

         The Plan was adopted by the shareholders in 1987. The purpose of the 1987 Plan is to promote the interests of the Company and its shareholders by attracting, retaining and developing employees and Directors capable of furthering the future success of the Company and to provide such persons an additional incentive through stock ownership or through payments tied to increases in the value of the Company's Common Shares. Employees of the Company and its subsidiaries, and Directors of the Company (other than those on the Committee), are eligible for grants of Options, SARs and Performance Shares. However, non-employee Directors are ineligible for Incentive Stock Options.

         ADMINISTRATION

         The 1987 Plan is administered by the Committee of the Board of Directors described under the prior discussion of the 1992 Plan above. See "Description of Plan--Administration" described under Proposal One above.

         SHARES SUBJECT TO THE 1987 STOCK OPTION PLAN

         No shares are currently available under the 1987 Plan for the grant of additional awards. The aggregate number of Common Shares that presently are subject to awards under the 1987 Plan is 161,726. To the extent an Option expires unexercised, the shares covered thereby become available for additional grants. The above limits and each grant under the 1987 Plan are subject to adjustments for any changes in the number of shares outstanding due to a merger, recapitalization, stock split, stock dividend or other change in the Company's corporate or capital structure.

         OPTIONS

         The Committee may grant Non-Qualified Stock Options or Incentive Stock Options. The term of an Option may not exceed ten years from its date of grant. An Option may be granted subject to vesting of the right to exercise. The price per share to be paid upon the exercise of an Option cannot be less than the Fair Market Value of a share on the date of grant. The grantee may pay the purchase price in cash, or by surrendering shares valued at their Fair Market Value on the date of exercise, or a combination of cash and shares equal to the Option Price, in the discretion of the Committee. Each Option is exercisable during the grantee's lifetime only by the grantee, and is not transferable except upon the grantee's death by will or the laws of descent and distribution.

         STOCK APPRECIATION RIGHTS

         The Committee may grant Performance Share Awards which are to be credited to a Performance Share Account maintained for each participant. Each Performance Share is deemed to be equivalent to one share. Payments to holders of Performance Shares shall be equal to the excess of the Fair Market Value of the number of shares equal to the number of Performance Shares at the expiration of the award period, over the Fair Market Value of those shares at the time of grant, plus the amount of any dividends or property distributions made with respect to those shares during the award period which amount was credited to the participant's Performance Share Account. Payments at the expiration of the award period are made in cash or in shares, or a combination of both, in the discretion of the Committee.

         AMENDMENT OF THE PLAN

         The Board of Directors may amend, suspend or discontinue the 1987 Plan, but may not alter the terms or provisions of any Incentive or Non-Qualified Stock Option, SAR or Performance Shares granted before the date of the amendment, without the consent of the employee to whom such a grant has been made.

FEDERAL INCOME TAX CONSEQUENCES

         See "Federal Income Tax Consequences" described under Proposal One above.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Shares as of April 1, 1996 (unless otherwise indicated) by each of the Directors (including nominees to be elected as Directors), each of the Named Executive Officers, the Directors and executive officers as a group, and each person known to the Company to be the beneficial owner of five percent or more of the outstanding Common Shares.

- ----------------------------------------------------------------------------------------------------------------
                                                                    SHARES BENEFICIALLY OWNED (1)
BENEFICIAL                                               NUMBER                                        PERCENT
- ----------------------------------------------------------------------------------------------------------------
Drexel Bunch                                                -0-                                          *
Robert F. Burkhardt (2)(3)(4)                           595,583                                          7.4
Paul H. Carleton                                            300                                          *
David H. Clark (3)                                       10,750                                          *
Daniel G. Dunstan (2)(3)                                186,697                                          2.3
J. Martin Erbaugh (5)                                    20,450                                          *
Stanley M. Fisher (6)                                    20,610                                          *
Michael J. FitzGibbon (7)                                35,000                                          *
William A. Foley (2)(3)(8)                              126,000                                          1.6
John M. Freise (3)                                       10,000                                          *
Philip R. Gardner (2)(3)                                 53,859                                          *
F. Leon Herron, Jr. (9)                                   2,700                                          *
Lee C. Howley (10)                                        2,700                                          *
William B. Nicol                                            600                                          *
C. Thomas Smith (3)                                       6,000                                          *
Michael A. Sotak (2)(3)                                   7,641                                          *
Karl E. Ware (11)                                        14,700                                          *

All directors, nominees and                           1,093,590                                         13.2
executive officers as a group
(17 persons)

Naomi C. FitzGibbon (2)(12)                           1,021,288                                         12.8
1330 Galleon Drive
Naples, Florida 33940

Kalmar Investments Inc. (13)                            407,175                                          5.1
1300 Market Street, Suite 500
Wilmington, DE  19801
- ----------------------------

* Less than one percent

(1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes below.

(2) Includes shares held by the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust which are beneficially owned by the named persons as follows: Mr. Burkhardt, 150,773 shares; Mr. Dunstan, 54,128 shares; Mrs. FitzGibbon, 197,009 shares; Mr. Foley, 1,400 shares; Mr. Gardner, 27,582 shares; and Mr. Sotak, 641 shares. Persons who beneficially own shares held by the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust have sole voting power with respect to such shares.

(3) The following hold exercisable options to purchase the shares as indicated: Mr. Burkhardt, 77,900 shares; Mr. Clark, 7,500 shares; Mr. Dunstan, 41,000 shares; Mr. Foley, 101,960 shares; Mr. Freise, 10,000 shares; Mr. Gardner, 26,000 shares; Mr. Smith, 6,000 shares; and Mr. Sotak, 7,000 shares.

(4) Includes 68,885 shares owned by Mr. Burkhardt's wife; 15,700 shares owned by the Robert and Virginia Burkhardt Charitable Foundation; 121,100 shares owned by the Burkhardt Family Limited Partnership (Mr. Burkhardt disclaims beneficial ownership with respect to 116,256 of these shares); and 4,440 shares owned by Mr. Burkhardt's wife as custodian for minor grandchildren.

(5) Includes 1,800 shares owned by Mr. Erbaugh's wife and 5,950 shares owned by his minor children.

(6) Includes 19,750 shares in the Employee Retirement Plan and Trust, Stanley M. Fisher, Trustee.

(7) Excludes 162,195 shares owned by the FitzGibbon Family Limited Partnership, of which Mr. FitzGibbon has a 32% limited partnership interest and Naomi C. FitzGibbon, Mr. FitzGibbon's mother, is general partner.

(8)      Includes 1,840 shares owned by Mr. Foley's minor children.

(9)      Includes 200 shares owned by Mr. Herron's wife.

(10)     Includes 2,700 shares owned by the Howley Family Partnership.

(11) Includes 8,700 shares owned jointly by Mr. Ware and his wife, and 6,000 shares owned by his daughter.

(12) Includes 162,195 shares owned by the FitzGibbon Family Limited Partnership, of which Mrs. FitzGibbon is general partner (Mrs. FitzGibbon disclaims beneficial ownership with respect to 155,707 of these shares); 137,961 shares owned by the Naomi C. FitzGibbon Charitable Remainder Unitrust, of which Mrs. FitzGibbon is sole trustee; 12,200 shares held by the FitzGibbon Family Foundation (of which Mrs. FitzGibbon disclaims beneficial ownership), of which Mrs. FitzGibbon is sole trustee; and 20,050 shares owned by the estate of James I. FitzGibbon, of which Mrs. FitzGibbon is personal representative.

(13) Based on information set forth on a Schedule 13G dated January 25, 1996.


                             SECTION 16 COMPLIANCE

                 Based solely on the Company's review of Forms 3, 4 and 5 filed by or on behalf of the Company's directors, executive officers and principal shareholders and certain written representations from those persons, which have been submitted to the Company with respect to the 1995 fiscal year, pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, all required reports were filed on a timely basis except for a Form 4 filed on behalf of Daniel G. Dunstan. Mr. Dunstan borrowed funds under this 401(k) account which resulted in a disposition of Common Shares in November 1995. The disposition was reflected on the Form 5 for the fiscal year ended December 31, 1995.

                              CERTAIN TRANSACTIONS

                 The Company has advanced funds, evidenced by demand promissory notes, to Philip R. Gardner, Vice President-Lawn Care Sales and National Accounts. These loans bear interest (payable on demand) at the prime rate. As of March 31, 1996, the aggregate amount outstanding (including accrued but unpaid interest) on the loan to Mr. Gardner was $86,996.

                 Arter & Hadden, a law firm with which Mr. Fisher is Of Counsel, performed legal services for the Company during 1995. Mr. Fisher is a director of the Company.

                 Paul H. Carleton is Managing Director of, and a principal in, Carleton McCreary, Holmes & Co., an investment banking firm located in Cleveland. Since December, 31, 1994, Carleton, McCreary, Holmes & Co. has performed services for LESCO, Inc., for which it has billed LESCO, Inc. $121,916.

                              INDEPENDENT AUDITORS

                 The firm of Ernst & Young LLP served as the independent auditors for the Company for the fiscal year ended December 31, 1995, and the Company has selected Ernst & Young LLP to so serve for the year ending December 31, 1996. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders. This representative will be afforded an opportunity to make a statement at the meeting, if he so desires, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

                 Any shareholder proposal to be considered for inclusion in the Proxy Statement for next year's annual meeting of shareholders must be received by the Company at 20005 Lake Road, Rocky River, Ohio 44116 on or before December 10, 1996.

                                 OTHER MATTERS

                 The management of the Company does not know of any matters which may properly be presented at the meeting other than as specifically set forth in the Notice of Annual Meeting. If any other matter comes before the meeting or any adjournment thereof, the persons named in the accompanying form of Proxy and acting thereunder will vote in accordance with their best judgment with respect to such matter.

                                        LESCO, INC.


                                        Patricia W. Pribisko, Secretary

                                        DATED:  April 11, 1996

LESCO, Inc.                          PROXY SOLICITED ON BEHALF OF THE BOARD OF
                                       DIRECTORS FOR ANNUAL MEETING MAY 15, 1996


The undersigned appoints William A. Foley, Patricia W. Pribisko and Rhonda Piar Lawson as Proxies, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the Shares of LESCO, Inc. held of record by the undersigned on April 5, 1996, at the Annual Meeting of shareholders to be held on May 15, 1996, or any adjournment thereof.

1. ELECTION OF DIRECTORS.
   [ ]FOR all nominees listed below            [ ]WITHHOLD AUTHORITY
      (except as marked to the contrary below)    to vote for all nominees
                                                  listed below

      William A. Foley, Robert F. Burkhardt, Paul H. Carleton, David H. Clark,
             Karl E. Ware, F. Leon Herron, Jr., Stanley M. Fisher,
             Drexel Bunch, J. Martin Erbaugh, Michael J. FitzGibbon and
             Lee C. Howley

(Instructions: To withhold authority for any individual nominee(s), write the name of such nominee(s) in the space provided below.)

________________________________________________________________________________
2. Proposal to amend the LESCO, Inc. 1992 Stock Option Plan:
   [ ]FOR   [ ]AGAINST   [ ]ABSTAIN
3. Proposal to amend the LESCO, Inc. 1987 Stock Option Plan:
   [ ]FOR   [ ]AGAINST   [ ]ABSTAIN
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)





                          (Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in item 1 above and FOR items 2 and 3 above. If voting for directors is cumulative, the Proxies may cumulate or distribute votes in such fashion as they believe will maximize the number of persons elected from among nominees for whom authority is granted.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated _____________________, 1996

                                  ______________________________________________
                                                     Signature

                                  ______________________________________________
                                            Signature if held jointly

                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                  CARD PROMPTLY USING   THE ENCLOSED ENVELOPE.